Exhibit 99.2

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EDITED TRANSCRIPT
NSM – Q4 2017 Nationstar Mortgage Holdings Inc Earnings Call
EVENT DATE/TIME: MARCH 01, 2018 / 2:00PM GMT

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MARCH 01, 2018 / 2:00PM, NSM - Q4 2017 Nationstar Mortgage Holdings Inc Earnings Call

CORPORATE PARTICIPANTS

Amar R. Patel Nationstar Mortgage Holdings Inc. - Interim CFO and EVP

Jay Bray Nationstar Mortgage Holdings Inc. - Chairman, CEO and President

Megan Portacci

CONFERENCE CALL PARTICIPANTS

Bose Thomas George Keefe, Bruyette, & Woods, Inc., Research Division - MD

Henry Joseph Coffey Wedbush Securities Inc., Research Division - MD of Specialty Finance

Joshua Hill Bolton Crédit Suisse AG, Research Division - Research Analyst

PRESENTATION

Megan Portacci

Good morning, everyone, and thank you for joining our fourth quarter and full year 2017 earnings call. Before we get started, I would like to remind you that our quarterly press release and presentation are available in the Investor Information section at nationstarholdings.com. Also, please take a few moments to read the disclaimers on the first 2 slides of the presentation.

I will now turn the call over to our Chairman and CEO, Jay Bray.

Jay Bray - Nationstar Mortgage Holdings Inc. - Chairman, CEO and President

Thank you, Megan, and thank you all for joining us today. 2017 was a very strong year for Nationstar. We welcomed over 1 million new servicing customers, launched new origination channels and expanded our third-party client base at Xome. We are also extremely excited about the recently announced merger with WMIH.

Just to recap, the deal provides liquidity to shareholders electing cash, while maintaining upside for those shareholders electing stock. The cash election provides near-term cash liquidity at $18 per share. Shareholders who elect stock, benefit from an increase in ownership of 14% and accretion to cash EPS of approximately 20% through the use of the net operating loss carryforward of WMIH. In addition, these shareholders stand to benefit from a company with increased public flow through diversified ownership.

We have had discussions with (inaudible), and the feedback has been positive. We plan to have additional meetings and provide a merger supplement over the coming week. We firmly believe that this transaction creates value for all shareholders, and look forward to the closing in the second half of this year.

Moving to financial highlights. I’m going to provide a summary view of our performance for the quarter, and then I’ll review the segment financial results, and then end with our views on 2018.

For the quarter, we reported GAAP net income of $41 million or $0.41 per diluted share and adjusted earnings of $42 million or $0.43 per diluted share. The performance was led by Servicing, which generated 5.8 basis points of profitability. Our Servicing portfolio ended with $508 billion and 3.2 million customers. The business is poised to reap significant benefits of a rising rate environment.

Originations recorded $34 million adjusted earnings on $5.2 billion funded buying for the quarter. In 2017, we made investments to expand our new customer acquisition, purchase in corresponding channels, which gives us more flexibility to take advantage of market conditions.

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MARCH 01, 2018 / 2:00PM, NSM - Q4 2017 Nationstar Mortgage Holdings Inc Earnings Call

Xome posted $12 million in adjusted earnings and has stabilized inventory levels for the exchange segment through increased inflows from third-party clients. In April, we plan to start orders for our new field services business. Going forward in 2018, our net income will receive the benefit from the Tax Cuts and Jobs Act. Our tax rate will go down from 37% to 24%. After the closing of the WMIH transaction, our shareholders will receive an even greater benefit, where the effective cash tax rate will go down to 3%.

You can also see in our press release and slides that we have slightly modified our definition of adjusted pretax income. Previously, certain Ginnie Mae early buyout activities were reflected in operating revenue, and these items have been reclassified in all periods. The effect of this change is a $4 million reduction in Q4 ‘17 adjusted pretax income versus what it would have been under the prior definition. The change has no impact on GAAP net income or cash flow in current or historical periods, but we made this change because we believe this approach provides a better approximation of our operating earnings.

Let’s take a look at the Servicing segment results. Without question, Servicing had an outstanding quarter. The segment earned $78 million in adjusted pretax income or 5.8 basis points in profitability, a 23% improvement over the third quarter. The adjusted pretax income includes $5 million or 0.4 basis points related to the deboard of the Seneca portfolio. The business has benefited from reduced prepayment speeds and an increased float income from custodial accounts. In addition, we have improved efficiency and scale across the platform by growing the portfolio.

The 2017 average portfolio was 24% higher than 2016, from $406 billion to $505 billion. Yet, our direct costs were relatively flat at $424 million. We believe there is more opportunity to increase efficiency while improving the customer experience and have begun a servicing transformation initiative that will result in more profitability over the next 24 months. We currently service 3.2 million loans, of which 37% are service — are subservice for others, making us the third largest servicer in the country. Our portfolio totals over $508 billion, and our platform is scaled to take on additional growth through more subservicing loans, organic replenishment and continued acquisitions. I’m very, very pleased with the success Servicing has achieved this year, and we look forward to improving profitability next year.

I want to spend a few minutes and talk about how we are positioned extremely well for the current economic environment. First, as I’ve mentioned before, our portfolio is capable of growing 5% or more without any large bulk transactions. Current levels of prepayments can be largely offset by expected levels of origination, subservicing flow and MSR flow volumes from existing partners. Incremental growth from new subservicing clients and ordinary course MSR acquisitions can provide the 5% growth. Larger strategic acquisition opportunities provide more upside to the overall portfolio. Though quarterly volumes will vary depending on the timing of transfers, we are highly confident in ending the year with a portfolio of at least $533 billion.

Second, we have sustained one of the lowest interest rate environments, which has driven heavy refinance volume, a trend we were able to capitalize on through our direct-to-consumer origination business. Rates have started to increase since the beginning of the year, and the 10-year treasury has increased to 2.9%, its highest level in nearly 4 years.

As interest rates rise, prepayment speeds decline, which increases the value of our portfolio and improves our financial results. Every 1 CPR reduction equates to approximately $20 million or 1.5 basis points in incremental pretax income for our portfolio. In addition, a 1 CPR reduction equates to an $80 million to $90 million increase in the net MSR value. We are starting to see a much more normalized CPR environment. We experienced prepayment speeds net of recapture of 11% for the fourth quarter, and we expect that level to sustain throughout 2018.

Let’s move on to Originations. The Originations segment provides us an organic creation of a Servicing asset at attractive returns. This segment recorded $34 million in adjusted earnings on slightly higher funded volume of $5.2 billion from the correspondent channel. Originations adjusted pretax income declined $12 million from the third quarter, largely due to an $8 million decline in revenue. Pull-through lock volumes declined 3% due to seasonality. Also, increased rates and shift in channel mix led to lower gain on sale. Like the rest of the industry, we anticipate first quarter performance to be lower, given the increase in interest rates.

We are executing on several initiatives to drive further organic growth, including new customer acquisition opportunities for more volume, and a roll out of a digital platform for lower costs. We have an opportunity to help existing and new customers improve their monthly cash flow through debt consolidation. The mortgage market is healthy, with low default rates and home equity at record levels. In fact, the average Mr. Cooper customer has $100,000 of home equity available. Yet, student and consumer debt load is creating financial stress for some customers, and we can play a broader role in the financial lives of these customers. There are currently 60 million outstanding mortgages in the U.S. and approximately 19 million or 30% of these customers have substantial home equity combined with high interest rate consumer debt.

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MARCH 01, 2018 / 2:00PM, NSM - Q4 2017 Nationstar Mortgage Holdings Inc Earnings Call

We can provide products to these customers to save at least $500 per month. We have launched a marketing campaign for new customer acquisitions, along with a continued focus on refinance recapture, purchase recapture in correspondent channels and roll out of the digital platform, we expect more volume and improve profitability after the first quarter.

Let’s move to Xome. Xome delivered $12 million in pretax income for the fourth quarter. The exchange segment sold 2,700 properties in the quarter, and the inventory remained flat at approximately 7,000 properties from increasing third-party inflows.

I’m excited by the team’s traction with third-party clients across the segments. Quarter-over-quarter, third-party inflows and exchange increased 24% and the third-party closings represent 17% of the total. So we are gaining momentum with third parties, including the GSEs. In addition, we continue to see growth in our for sale by owner referral program, which we launched last year. Our referral relationship allows homeowners selling their homes to have access to Xome’s exchange platform, real estate agent panel and transaction support to facilitate the lending, title and overall closing experience. The program has already generated over 1,700 listings and 700 closings, presenting opportunities for fee income, purchase originations and Xome downstream services. These listings also contribute incremental revenue, while providing diversity in the form of nondefault property listings. Another revenue opportunity for Xome is field services, which includes the fulfillment of property inspection and preservation orders. Last year, Servicing executed third-party field service orders of $185 million. So that is the Nationstar revenue opportunity without any third-party expansion.

Over time, Xome expects to capture a significant portion of that revenue, and the incremental run rate EBITDA opportunity is expected to be $20 million by the end of the year. The first orders will start in April.

Let’s talk about our goals for 2018. Looking forward to 2018, in the Servicing segment, we are planning to exceed 6 basis points adjusted profitability. This improvement will be driven by 2 main components: cost savings complemented by a low prepayment environment. We are embarking on a Servicing transformation, one that will lead to significant cost improvement over the next 24 months. Over the coming year, we continue to look for process automation improvements to exceed the needs of our customers and drive down expense in the Servicing segment.

Prepayment rates net of recapture are presently at 11%. Given the current level of interest rates, we would expect that level to continue through the course of this year.

Given the investments in originations, we are expecting increased volume, but at lower-than-historical margins given the channel mix. We believe $140 million pretax income is a reasonable target for 2018. This will be fueled by new customer acquisition, our purchasing correspondent channels and the existing portfolio opportunity.

Shifting to Xome. The company anticipates $60 million in adjusted pretax income for 2018, with continued increase in third-party volume and entry into field services.

Lastly, we have taken several steps to optimize the corporate groups, and expect a $30 million reduction from the prior year expense.

In summary, I want to emphasize the fact that 2017 was a very strong year for Nationstar. And more importantly, 2018 stands to improve from that benchmark significantly. I also want to emphasize the hard work and dedication of our team members, who made the company a better company today than it was a year ago. And I am a firm believer that we will be in a better position a year from now, not only with the company initiatives across the segments but also with the planned merger with WMIH. We are the largest, most scaled, financially sound player in the mortgage servicing sector, with a collection of assets that cannot be replicated. We have a unique opportunity to leverage our digital strategies and assist our 3.2 million customers with all phases of their home ownership journey.

So again, thank you for your support.

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MARCH 01, 2018 / 2:00PM, NSM - Q4 2017 Nationstar Mortgage Holdings Inc Earnings Call

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Our first question comes from Doug Harter with Crédit Suisse.

Joshua Hill Bolton - Crédit Suisse AG, Research Division - Research Analyst

This is actually Joshua Bolton on for Doug. First, on the UPB guidance for the end of ‘18. It doesn’t look like you’re baking in much of the way of bulk transactions in this year. So can you just talk about the pipeline of the larger deals that you’re seeing? And has your appetite for larger deals changed, given the ability to grow UPB without any of these bigger bulk transactions?

Jay Bray - Nationstar Mortgage Holdings Inc. - Chairman, CEO and President

Yes — no, I think — look, we are pretty proud that we have kind of a self-sustaining portfolio at this point. When you look at Originations, USAA or other big subservicing clients as well as our flow, we can really grow the portfolio with minimal acquisitions. Having said that, we’re certainly going to be taking a look at all opportunities, and we feel good about that. I think if you look in the kind of first half of the year, we got some new subservicing opportunities that will come onboard, which will be reasonable size. When you look at the pipeline, I would say there are smaller deals out there now as opposed to larger. I mean, you’re looking at probably $5 billion to $10 billion opportunities. I would also say the market is a bit frothy. I mean, it seems like folks are paying a pretty high price for those opportunities. So we’re going to be selective. I mean, clearly, we’re the only servicer in the country that could take size in my opinion, and we’re certainly going to participate in the market. And I think there will be opportunities as time goes on. I mean, one of the things that we think will happen, there will be consolidation. I mean, we’re going to see, I think, some originators and servicers — given the rising rate environment, given they’re not going to be able to experience the gain on some margins they have in Originations in the past, they’re definitely going to want to sell servicing and need to sell servicing. And we’re going to be very, very active in that space. And I think even in the Servicing landscape, long term, we still believe there’s going to be quite a bit of consolidation there, and we’ll certainly participate in that. So very bullish on the opportunity. But I think the point of the slide and the comments was that we’ve built a franchise now, frankly, that I don’t know if there is one in the country today that can self-sustain itself without really any significant transaction. So we’re pretty proud of that.

Joshua Hill Bolton - Crédit Suisse AG, Research Division - Research Analyst

Great. And then just one on — follow-up to that. So if we do start to see industry consolidation, maybe some of these larger portfolios come up for sale. Are you comfortable with the liquidity position that you guys have now? Or would you look to increase leverage to take advantage of some of those opportunities? Just maybe how are you thinking about your current liquidity?

Jay Bray - Nationstar Mortgage Holdings Inc. - Chairman, CEO and President

We have plenty of current liquidity, right? Close to $700 million. And certainly, we can put a lot of that money to work. I don’t think we’ll look to increase leverage. I think, depending on the size of the opportunity, we might work with some of our partners. Obviously, NRZ has been a fantastic partner for us as well as others. And so we might look to partner with them if it was significant size. But anything that we have in the plan for the year — and when we look at the landscape of some of the opportunities, I think current liquidity is suffice and definitely don’t anticipate more leverage.

Operator

Our next question comes from Bose George with KBW.

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MARCH 01, 2018 / 2:00PM, NSM - Q4 2017 Nationstar Mortgage Holdings Inc Earnings Call

Bose Thomas George - Keefe, Bruyette, & Woods, Inc., Research Division - MD

Jay, wanted to see — where is the current run rate CPR just with the move you had up in rates now? Are you already at the 11%? Or just curious where that’s trending.

Jay Bray - Nationstar Mortgage Holdings Inc. - Chairman, CEO and President

We are — yes, we’re at 11% now net of recapture. It looks like, in this quarter, that trend is continuing. So we feel good about it.

Bose Thomas George - Keefe, Bruyette, & Woods, Inc., Research Division - MD

Okay. Great. And then just in terms of the impact on book value from the rising rate since quarter-end, can you sort of say what’s happening with the MSR?

Amar R. Patel - Nationstar Mortgage Holdings Inc. - Interim CFO and EVP

Yes, Bose, I mean, from our standpoint, right, rates have certainly gone up 50-ish basis points. But we see more of the change in CPR as a reflection of the change in perhaps book value. And so relative to the valuation — and we pointed that 1 CPR change could be $80 million to $90 million in net MSR value. So we would certainly see something that’s north of that number, given the rate change that we have experienced over the last 60 days.

Bose Thomas George - Keefe, Bruyette, & Woods, Inc., Research Division - MD

Okay. Great. And then actually switching over to your guidance. The other corporate segment, you mentioned the $30 million reduction, I mean, can we look at the — I mean, the corporate number last year was, I guess, minus 140. So is that saying it will be, like, negative 110? Or are there some offsets to that as well?

Jay Bray - Nationstar Mortgage Holdings Inc. - Chairman, CEO and President

No. I think that’s the way to look at it. We’ve already taken steps in this quarter to identify the $30 million, and we feel good about that. We’ve already actually executed on, call it, $10 million to $12 million of that. So that’s the right way to think about it.

Bose Thomas George - Keefe, Bruyette, & Woods, Inc., Research Division - MD

Okay. And then actually just the math on your guidance. I mean, if I just do the 6 basis points times that, that’s $312 million, $140 million Originations; Xome $60 million — I mean, I end up with sort of EPS at about — over $3. Is that — I think I get, like, $3.20. Does that seem reasonable? I mean, the pretax that — it looks like you end up with pretax of about $400 million.

Jay Bray - Nationstar Mortgage Holdings Inc. - Chairman, CEO and President

You got to back out corporate.

Amar R. Patel - Nationstar Mortgage Holdings Inc. - Interim CFO and EVP

Corporate. Right.

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MARCH 01, 2018 / 2:00PM, NSM - Q4 2017 Nationstar Mortgage Holdings Inc Earnings Call

Bose Thomas George - Keefe, Bruyette, & Woods, Inc., Research Division - MD

Yes. So I’m doing $312 million on Servicing, $140 million Originations, $60 million Xome and then backing out $110 million in corporate gives me around $400 million.

Amar R. Patel - Nationstar Mortgage Holdings Inc. - Interim CFO and EVP

Right. No. I think our total corporate, if you look at the corporate segments with corporate debt expense, was about $227 million. So you back off $30 million from that, it’s really like $197 million.

Jay Bray - Nationstar Mortgage Holdings Inc. - Chairman, CEO and President

I think you’re missing the corporate debt piece. That’s it. But that’s right. Yes.

Operator

The next question comes from Henry Coffey with Wedbush.

Henry Joseph Coffey - Wedbush Securities Inc., Research Division - MD of Specialty Finance

You guidance has been extremely helpful and a good point of focus. Just to go back to some of the previous questions. So basically, $533 billion is not a lot of growth in Servicing. You’re obviously overcoming the loss of the subservicing contracts. Is that — do the fees related to that deboarding, do they come in every quarter? Or did they just show up — did they already just show up?

Jay Bray - Nationstar Mortgage Holdings Inc. - Chairman, CEO and President

They’ve already showed up. They came over a couple of quarters. So they’ve already showed up, Henry.

Henry Joseph Coffey - Wedbush Securities Inc., Research Division - MD of Specialty Finance

So the improvement in profitability is great, operating numbers and is it a significant down push in overhead, or is it mainly on the amortization side?

Amar R. Patel - Nationstar Mortgage Holdings Inc. - Interim CFO and EVP

It’s about — in the Servicing segment, it’s probably 2/3 prepayment speeds, lower amortization and 1/3 costs. Having said that — and we’ll provide more updates throughout the rest of the year — we’ve got some servicing transformation work that we’re kicking off in April that I think will result in much, much lower cost over time. But we’re going to have to make some investments to do that as well. So for — in the guidance today, we’ve got minimal cost takeout. I think over time, we’ll provide more clarity on how we can take out even more cost.

Henry Joseph Coffey - Wedbush Securities Inc., Research Division - MD of Specialty Finance

And then on the Origination business, are there opportunities that could push this number higher than you’ve been talking? Or do you think that’s pretty much what the business is going to deliver?

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MARCH 01, 2018 / 2:00PM, NSM - Q4 2017 Nationstar Mortgage Holdings Inc Earnings Call

Jay Bray - Nationstar Mortgage Holdings Inc. - Chairman, CEO and President

I think some of that will depend on the market, obviously. We’re seeing good progress in the NCA business, our new customer acquisition business. We’re very, very pleased with the progress in correspondent. But like the rest of the industry, we’ll have a soft first quarter, but I have a lot of confidence in getting to that number, the $140 million. It will depend on the market, honestly, Henry, whether you see upside from there. So I think that’s a good number.

Henry Joseph Coffey - Wedbush Securities Inc., Research Division - MD of Specialty Finance

So if I had $100,000 of excess equity in my house and I wanted to tap it, and you called me up and said “let’s refinance,” I’d probably be a little hesitant to do that just because of where rates are going -- and maybe in a year if you called me, I’d be very hesitant. Have you thought of sponsoring, like, a debt consolidation home equity product or something that allows me to keep my low current rate while also tapping into that equity?

Jay Bray - Nationstar Mortgage Holdings Inc. - Chairman, CEO and President

Absolutely. Yes. We’ve got — actually we’re rolling out now a kind of second lien product. We’re also going to roll out a Heloc product. We’ve talked about this with you before, we have a homeowner’s insurance product that we’re rolling out as well as even a personal loan product. So we want to meet the customer kind of where they want to be met. And to your point, if they are in love with their first and that rate, we’re going to have other alternatives for them to take care of that — that higher consumer debt cost. So I think we’re going to be in a great position. And if you think about the opportunity, it’s actually quite large, right? You’ve got 30 million folks that have consumer debt over $5,000, and roughly $19 million that we know we can save $500 a month. And so — and you know with our new tools, home intelligence tools, kind of My Way mortgage, which is our version of Rocket, I think we’re going to be able to penetrate that market in a meaningful way. And we’re starting to see, with our existing customers, great response to that. But to your original question, we will have other solutions for them if they want to hang on to that first.

Henry Joseph Coffey - Wedbush Securities Inc., Research Division - MD of Specialty Finance

I mean, just one last question. With the upcoming merger, what would be the timing of any debt repayment? Is that sort of put off to 2018-2019 until everything closes there?

Jay Bray - Nationstar Mortgage Holdings Inc. - Chairman, CEO and President

Yes. I think that’s the right way to think about it. I mean, we may, between now and close, selectively pay down some. But I think, in a meaningful way, it will be kind of post-merger, is the way to think about it.

Operator

And I’m not showing any further questions at this time. I’d like to turn the conference back over to our host.

Jay Bray - Nationstar Mortgage Holdings Inc. - Chairman, CEO and President

All right. Thank you guys very much. Appreciate you joining us. Have a great day.

Operator

Ladies and gentlemen, this does conclude today’s presentation. You may now disconnect, and have a wonderful day.

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MARCH 01, 2018 / 2:00PM, NSM - Q4 2017 Nationstar Mortgage Holdings Inc Earnings Call

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